Exhibit 10.4

Execution Version

WOODWARD INTERNATIONAL HOLDING B.V.

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT

As of May 31, 2018

To the Noteholders (as defined below):

Ladies and Gentlemen:

Each of Woodward International Holding B.V. (hereinafter, together with its successors and assigns, the “Company”) and Woodward, Inc. (hereinafter, together with its successors and assigns, the “Parent Guarantor”) agrees with you as follows:

1.	PRELIMINARY STATEMENTS.

1.1.	Note Issuances, etc.

Pursuant to that certain Note Purchase Agreement dated September 23, 2016 (as in effect immediately prior to giving effect to the Amendments (as defined below) provided for hereby, the “Existing Note Purchase Agreement”, and as amended by this Amendment Agreement (as defined below) and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) the Company issued and sold (a) Seventy-Seven Million Euros (€77,000,000) in aggregate principal amount of its Series N Senior Notes due September 23, 2028 (as may be amended, restated, modified or replaced from time to time, together with any such notes issued in substitution therefor pursuant to Section 14 of the Note Purchase Agreement, the “Series N Notes”), and (b) Forty-Three Million Euros (€43,000,000) in aggregate principal amount of its Series O Senior Notes due September 23, 2031 (as may be amended, restated, modified or replaced from time to time, together with any such notes issued in substitution therefor pursuant to Section 14 of the Note Purchase Agreement, the “Series O Notes”, and the Series O Notes, together with the Series N Notes, collectively, the “Notes”). The register for the registration and transfer of the Notes indicates that the parties named in Annex 1 (the “Noteholders”) to this Amendment No. 1 to Note Purchase Agreement (the “Amendment Agreement”) are currently the holders of the entire outstanding principal amount of the Notes.

2.	DEFINED TERMS.

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Purchase Agreement.

3.	AMENDMENTS.

Each of the Company and the Parent Guarantor agrees and, subject to the satisfaction of the conditions set forth in Section 6 of this Amendment Agreement, the Noteholders agree to the amendment of certain provisions of the Existing Note Purchase Agreement as provided for by Section 4 of this Amendment Agreement (collectively, the “Amendments”).

4.	AMENDMENTS TO THE EXISTING NOTE PURCHASE AGREEMENT.

The Existing Note Purchase Agreement is hereby and shall be amended in the manner specified in Exhibit A to this Amendment Agreement.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Parent Guarantor and the Company jointly and severally represent and warrant as follows:

5.1.	Reaffirmation of Representations and Warranties.

All of the representations and warranties contained in Section 5 of the Existing Note Purchase Agreement are correct with the same force and effect as if made by the Parent Guarantor and the Company on the date hereof except to the extent (a) that any of such representations and warranties relate by their terms to a prior date, (b) otherwise disclosed in the periodic and current reports filed by the Parent Guarantor with the Securities and Exchange Commission since the Closing or set forth in the Offering Memorandum relating to that certain Note Purchase Agreement, dated May 31, 2018, by and among the Parent Guarantor and the purchasers party thereto, a copy of which has been delivered to the Noteholders or (c) set forth on Schedule 5.1 attached hereto.

5.2.	Organization, Power and Authority, etc.

Each of the Parent Guarantor and the Company has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

5.3.	Legal Validity.

The execution and delivery of this Amendment Agreement by the Parent Guarantor and the Company and compliance by each of the Parent Guarantor and the Company with its respective obligations hereunder and under the Note Purchase Agreement and the Notes: (a) are within its corporate powers; and (b) do not violate or result in any breach of, constitute a default under, or result in the creation of any Lien upon any of its property under the provisions of: (i) its charter documents; (ii) any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either to it or its property; or (iii) any agreement or instrument to which it is a party or by which it or any of its property may be bound or any statute or other rule or regulation of any Governmental Authority applicable to it or its property.

This Amendment Agreement has been duly authorized by all necessary action on the part of each of the Parent Guarantor and the Company, has been executed and delivered by a duly authorized officer of each of the Parent Guarantor and the Company, and constitutes a legal, valid and binding obligation of each of the Parent Guarantor and the Company, enforceable against each of the Parent Guarantor and the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4.	No Defaults.

No event has occurred and no condition exists that: (a) would constitute a Default or an Event of Default or (b) could reasonably be expected to have a Material Adverse Effect.

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5.5.	Disclosure.

This Amendment Agreement and the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Parent Guarantor or the Company in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Parent Guarantor or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Parent Guarantor or the Company specifically for use in connection with the transactions contemplated by this Amendment Agreement.

6.	EFFECTIVENESS OF AMENDMENTS.

The Amendments shall become effective only upon the date of the satisfaction in full of the following conditions precedent:

6.1.	Execution and Delivery of this Amendment Agreement.

The Parent Guarantor, the Company and the Noteholders shall have executed and delivered this Amendment Agreement.

6.2.	Execution and Delivery of Guarantor Acknowledgement.

Each Subsidiary Guarantor shall have executed and delivered the Guarantor Acknowledgement attached to this Amendment Agreement as Annex 2.

6.3.	Representations and Warranties True.

The representations and warranties set forth in Section 5 shall be true and correct on such date in all respects.

6.4.	Authorization.

Each of the Parent Guarantor and the Company shall have authorized, by all necessary action, the execution, delivery and performance of all documents, agreements and certificates in connection with this Amendment Agreement.

6.5.	Amendment to Series G, H, I, J, K and L Note Purchase Agreement.

Each of the Noteholders shall have received, on or before the date hereof, a fully executed copy of the Amendment No. 1 to Note Purchase Agreement dated as of May 31, 2018, by and among the Parent Guarantor and the Noteholders (as defined therein) party thereto with respect to that certain Note Purchase Agreement dated October 1, 2013 by and among the Parent Guarantor and the purchasers listed in Schedule A thereto, in form and substance reasonably satisfactory to the Noteholders, and the conditions to the effectiveness thereof shall have been satisfied or waived.

6.6.	Amendment to Series M Note Purchase Agreement.

Each of the Noteholders shall have received, on or before the date hereof, a fully executed copy of the Amendment No. 1 to Note Purchase Agreement dated as of May 31, 2018, by and among the Parent Guarantor and the Noteholders (as defined therein) party thereto with respect to that certain Note

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Purchase Agreement dated September 23, 2016 by and among the Parent Guarantor and the purchasers listed in Schedule A thereto, in form and substance reasonably satisfactory to the Noteholders, and the conditions to the effectiveness thereof shall have been satisfied or waived.

6.7.	Special Counsel Fees.

The Company shall have paid the reasonable fees and disbursements of Noteholders’ special counsel in accordance with Section 7 below.

6.8.	Proceedings Satisfactory.

All proceedings taken in connection with this Amendment Agreement and all documents and papers relating thereto shall be satisfactory to the Noteholders signatory hereto and their special counsel, and such Noteholders and their special counsel shall have received copies of such documents and papers as they or their special counsel may reasonably request in connection herewith.

7.	EXPENSES.

Whether or not the Amendments become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs of your special counsel, Morgan, Lewis & Bockius LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section shall limit the Company’s obligations pursuant to Section 16.1 of the Existing Note Purchase Agreement.

8.	MISCELLANEOUS.

8.1.	Part of Existing Note Purchase Agreement; Future References, etc.

This Amendment Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Note Purchase Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

8.2.	Counterparts, Facsimiles.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile or email (signed .pdf) transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.

8.3.	Governing Law.

THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

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8.4.	Confirmation of Unconditional Guaranty.

The Parent Guarantor hereby confirms that the Unconditional Guaranty remains in full force and effect after giving effect to this Amendment Agreement and the Amendments and continues to be the valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforceability is sought by proceedings in equity or at law).

[Remainder of page intentionally left blank. Next page is signature page.]

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If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment Agreement and returning it to the Company and the Parent Guarantor, whereupon it will become a binding agreement among you, the Company and the Parent Guarantor.

WOODWARD INTERNATIONAL HOLDING B.V.

By:	/s/ Sean D. Morris

Name:	Sean D. Morris
Title:	Managing Director

WOODWARD, INC.

By:	/s/ Robert F. Weber, Jr.

Name:	Robert F. Weber, Jr.
Title:	Vice Chairman, Chief Financial Officer and Treasurer

Signature Page to Amendment No. 1 to Series N and O Note Purchase Agreement

The foregoing Amendment Agreement is hereby accepted as of the date first above written. By its execution below, each of the undersigned represents that it is the owner of one or more of the Notes and is authorized to enter into this Amendment Agreement in respect thereof.

METROPOLITAN LIFE INSURANCE COMPANY

By: MetLife Investment Advisors, LLC, Its Investment Manager

By:	/s/ John A. Wills
Name:	John A. Wills
Title:	SVP/Managing Director

BRIGHTHOUSE LIFE INSURANCE COMPANY

(f/k/a Metlife Insurance Company USA)

By: MetLife Investment Advisors, LLC, Its Investment Manager

By:	/s/ Frank O. Monfalcone
Name:	Frank O. Monfalcone
Title:	Managing Director

METLIFE EUROPE D.A.C.

(f/k/a Metlife Europe Limited)

By: MetLife Investment Limited, LLC, Its Investment Manager

By:	/s/ Jason Rothenberg
Name:	Jason Rothenberg
Title:	Authorised Signatory

[Signature Page to Amendment No. 1 to Series N and O Note Purchase Agreement]

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Sean Campbell
Name:	Sean Campbell
Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By: NYL Investors LLC, its Investment Manager

By:	/s/ Sean Campbell
Name:	Sean Campbell
Title:	Senior Director

[Signature Page to Amendment No. 1 to Series N and O Note Purchase Agreement]

VOYA INSURANCE AND ANNUITY COMPANY

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

RELIASTAR LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By: Voya Investment Management LLC, as Agent

By:	/s/ Joshua A. Winchester
Name:	Joshua A. Winchester
Title:	Vice President

[Signature Page to Amendment No. 1 to Series N and O Note Purchase Agreement]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ David Levine
Name:	David Levine
Title:	Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: PGIM, Inc., as investment manager

By:	/s/ David Levine
Name:	David Levine
Title:	Vice President

[Signature Page to Amendment No. 1 to Series N and O Note Purchase Agreement]

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Series N and O Note Purchase Agreement]

Schedule 5.1

None.

Schedule 5.1-1

EXHIBIT A

AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT

(a) Section 8.2 – Optional Prepayments of with Make-Whole Amount. Section 8.2 of the Existing Note Purchase Agreement is hereby amended by deleting the word “of” from the heading of such Section.

(b) Section 8.5 – Prepayment Upon Change of Control. Section 8.5 of the Existing Note Purchase Agreement is hereby amended by (i) in clause (d) thereof, deleting “, except as provided in paragraph (e) of this Section 8.3”, (ii) deleting clause (e) thereof in its entirety, and (iii) relettering clause (f) thereof as clause (e) and deleting “or proposed date” in such clause.

(c) Section 8.6 –Prepayment in Connection with an Asset Disposition. Clause (c) of Section 8.6 of the Existing Note Purchase Agreement is hereby amended by replacing “Section 10.10” with “Section 10.3”.

(d) Section 10.7 – Minimum Consolidated Net Worth. Section 10.7 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“10.7 Minimum Consolidated Net Worth.

The Parent Guarantor will not permit its Consolidated Net Worth, as of the end of each fiscal quarter, to be less than the sum of (a) $1,156,000,000 (the “Base Amount”) plus (b) the sum of fifty percent (50%) of Net Income (if positive) for each completed fiscal year beginning with the fiscal year ending September 30, 2018, plus (c) fifty percent (50%) of the net cash proceeds received by the Parent Guarantor on or after May 31, 2018 from the issuance by the Parent Guarantor of any Capital Stock, other than shares of Capital Stock issued pursuant to employee stock option or ownership plans; provided, that the effect of adjustments (up to the Maximum Adjustment Amount) in the accumulated other comprehensive earnings accounts of the Parent Guarantor and its Subsidiaries, shall in each case be excluded in the calculation of Consolidated Net Worth for purposes of this Section 10.7. For purposes of this Section 10.7, “Maximum Adjustment Amount” means 10% of the lesser of (x) the Base Amount and (y) the applicable Base Amount (as defined in the Revolving Facility) then in effect for purposes of the minimum consolidated net worth covenant set forth in the Revolving Facility.”

(e) Section 10.8 – Maximum Leverage Ratio. Section 10.8 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“10.8. Maximum Leverage Ratio.

The Parent Guarantor and its consolidated Subsidiaries will not permit the ratio (the “Leverage Ratio”) of (a) (x) at any time the numerator of the leverage ratio covenant set forth in each Applicable Major Credit Facility is Consolidated Total Net Debt, Consolidated Total Net Debt, or (y) at any other time, Net Indebtedness to (b) EBITDA to be greater than (x) 4.0 to 1.0 during any Material Acquisition Period or (y) 3.5 to 1.0 at any other time. The Leverage Ratio will be calculated, in each case, determined as of the last day of each fiscal quarter of the Parent Guarantor based upon (i) for Net Indebtedness or Consolidated Total Net Debt (as applicable), Net Indebtedness or Consolidated Total Net Debt (as applicable) as of the last day of such fiscal quarter; and (ii) for EBITDA, the actual amount for the four (4) fiscal quarter period ending on such date.”

Exhibit A-1

(f) Section 10.9 – Priority Debt. Section 10.9 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“10.9 Priority Debt.

The Parent Guarantor will not at any time permit Priority Debt to exceed 15% of Consolidated Total Assets (determined as of the then most recently ended fiscal quarter of the Parent Guarantor).”

(g) Section 10.10 – Subsidiary Debt. Clause (g) of Section 10.10 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“(g) additional Indebtedness of a Subsidiary; provided that on the date the Subsidiary incurs or otherwise becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the application of the proceeds thereof,

(i) no Default or Event of Default shall exist;

(ii) such Indebtedness can be incurred within the applicable limitations provided in Sections 10.8 and 10.9; and

(iii) the total amount of all Indebtedness permitted under this Section 10.10(g) at no time exceeds an amount equal to 15% of Consolidated Total Assets (determined as of the then most recently ended fiscal quarter of the Parent Guarantor).”

(h) Section 10.11 – Permitted Receivables Securitization Program. Section 10.11 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“10.11 Permitted Receivables Securitization Program.

The Parent Guarantor will not, and will not permit any Subsidiary to, sell any Securitization Assets pursuant to a Permitted Receivables Securitization program or otherwise unless (a) immediately before and after giving effect to such sale, no Default or Event of Default exists, (b) after giving effect to such sale, the aggregate outstanding face amount of Securitization Assets sold by the Parent Guarantor or a Subsidiary pursuant to a Permitted Receivables Securitization program does not exceed $200,000,000 (or its equivalent in other currencies) and (c) immediately after giving effect to such sale, the Parent Guarantor would be permitted by the provisions of Section 10.8 hereof to incur at least $1.00 of additional Indebtedness (determined on a pro forma basis based upon EBITDA for the four (4) fiscal quarter period most recently ended for which financial statements have been provided to holders of Notes).”

Exhibit A-2

(i) Section 14.2 – Transfer and Exchange of Notes. The penultimate sentence of the first paragraph of Section 14.2 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“Notes shall not be transferred in denominations of less than €100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than €100,000.”

(j) Section 16.1 – Transaction Expenses. Section 16.1 of the Existing Note Purchase Agreement is hereby amended by (i) adding “, by the Guaranty Agreement” immediately after “hereby” in clause (b) thereof, and (ii) by adding a period at the end of the second paragraph thereof.

(k) Section 16.2 – Certain Taxes. Section 16.2 of the Existing Note Purchase Agreement is hereby amended by replacing each reference to “any Subsidiary Guaranty” with “the Subsidiary Guaranty Agreement”.

(l) Section 18.1 – Requirements. Section 18.1 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Guarantor, the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount and/or Modified Make-Whole Amount on, the Notes, or the Net Loss, Net Gain or Swap Breakage Amount with respect to any Swapped Note, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, (iii) amend any of Sections 8, 11(a), 11(b), 12, 13, 18, 21 or 24.9 or (iv) release the Parent Guarantor from the Unconditional Guaranty. No Subsidiary Guarantor may be released from the Subsidiary Guaranty Agreement without the written consent of the holder of each Note at the time outstanding (other than in compliance with Section 9.8(b)). For purposes of Section 10 of the Intercreditor Agreement, the Required Holders shall constitute the requisite number of holders of Notes required under this Agreement to approve an amendment to or waiver of any provision of the Intercreditor Agreement or to consent to a departure by any Lender (as defined in the Intercreditor Agreement) therefrom. For purposes of Section 16 of the Intercreditor Agreement, (x) each of the holders of the Notes shall constitute the requisite parties under this Agreement to whom a Joinder Agreement (as defined in the Intercreditor Agreement) shall be executed and delivered by any New Creditor (as defined in the Intercreditor Agreement) and (y) with respect to the proviso to the first sentence of such Section 16, if any default, event of default or event of termination has occurred and is continuing under any of the Revolving Credit Agreement, the 2008 Note Agreement, the 2009 Note Agreement or any other applicable Financing Agreement (each such term as defined in the Intercreditor Agreement), the Required Holders shall constitute the requisite number of holders of Notes required under this Agreement to approve the addition of any other New Creditor (as defined in the Intercreditor Agreement).”

Exhibit A-3

(m) Section 18.2 – Solicitation of Holders of Notes. Clause (c) of Section 18.2 of the Existing Note Purchase Agreement is hereby amended by deleting “(either pursuant to a waiver under Section 18.1(c) or subsequent to Section 8.7 having been amended pursuant to Section 18.1(c))”.

(n) Section 24.2 – Payments Due on Non-Business Days. Section 24.2 of the Existing Note Purchase Agreement is hereby amended by deleting “optional”.

(o) Section 24.5 – Construction, etc. Clause (d) of the second paragraph of Section 24.5 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

“(d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, and”

(p) Schedule B – Definitions of Applicable Major Credit Facility and Consolidated Total Net Debt. The following definitions are hereby added to Schedule B of the Existing Note Purchase Agreement in their proper alphabetical order to read as follows:

““Applicable Major Credit Facility” means a Major Credit Facility in respect of which the Company, the Parent Guarantor or any Subsidiary Guarantor is an obligor or otherwise provides a guarantee or other credit support.”

““Consolidated Total Net Debt” means, as of any date of determination, the excess, if any, of (a) the aggregate principal amount of the types of Indebtedness described in clauses (a), (b), (d), (e) and (g) of the definition of “Indebtedness” of the Parent Guarantor and its Subsidiaries and, without duplication, Contingent Obligations of the Parent Guarantor and its Subsidiaries in respect of such Indebtedness of other Persons over (b) the Unrestricted Domestic Cash Amount as of such date.”

(q) Schedule B – Definitions of EBITDA and Unrestricted Domestic Cash Amount. The definitions of “EBITDA”, “Fitch”, “S&P” and “Unrestricted Domestic Cash Amount” appearing in Schedule B of the Existing Note Purchase Agreement are hereby amended and restated to read as follows:

““EBITDA” means, for any period, on a consolidated basis for the Parent Guarantor and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Net Income, plus (b) Interest Expense to the extent deducted in computing Net Income, plus (c) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (d) depreciation expense to the extent deducted in computing Net Income, plus (e) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (f) any unusual non-cash charges to the extent deducted in computing Net Income, plus (g) non-cash stock based compensation paid during such period to the extent deducted in computing Net Income plus (h) up to $5,000,000 per consecutive four fiscal quarter period in transaction fees, costs and expenses incurred in connection with the consummation of any acquisition permitted hereunder (or any such acquisition proposed and not consummated); provided, that any such fees, costs or expenses are paid within six (6) months of the date incurred; provided further that this clause (h) shall only be effective at any time that each Applicable Major Credit Facility includes such clause (and such clause is effective therein) and shall otherwise have no effect, plus (i) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives or operating expense reductions and similar initiatives, integration, transition, and other restructuring costs, charges, accruals, reserves and expenses (including costs related to the closure

Exhibit A-4

or consolidation of facilities and curtailments, consulting and other professional fees, signing costs, retention or completion bonuses, executive recruiting costs, relocation expenses, severance payments and modifications to, or losses on settlement of, pension and post-retirement employee benefit plans); provided that the aggregate amount included in EBITDA pursuant to this clause (i) during any period shall not exceed 10% of EBITDA in the aggregate for any consecutive four fiscal quarter period calculated prior to giving effect to any adjustment pursuant to this clause (i); provided further that this clause (i) shall only be effective at any time that each Applicable Major Credit Facility includes such clause (and such clause is effective therein) and shall otherwise have no effect, minus (j) any unusual non-cash gains to the extent added in computing Net Income. EBITDA shall be calculated on a pro forma basis giving effect to Material Acquisitions and Material Asset Dispositions on a four (4) fiscal quarter basis on the assumption that any such Material Acquisition or Material Asset Disposition shall be deemed to have occurred on the first day of the fourth full fiscal quarter preceding the date of determination, using historical financial statements containing reasonable adjustments satisfactory to the Required Holders, broken down by fiscal quarter in the Parent Guarantor’s reasonable judgment. As used herein, “Material Acquisition” means one or more related Acquisitions the net consideration for which is in excess of $20,000,000 individually or in the aggregate and “Material Asset Disposition” means any Asset Disposition or series of Asset Dispositions the Fair Market Value of which is equal to or greater than $20,000,000 individually or in the aggregate.”

““Fitch” means Fitch, Inc., together with its successors and assigns.”

““S&P” means S&P Global Ratings, together with its successors and assigns.”

““Unrestricted Domestic Cash Amount” means, as of any date of determination, that portion of the Parent Guarantor’s and its consolidated Subsidiaries’ aggregate cash and Cash Equivalents in excess of $10,000,000 that is (a) on deposit with one or more lenders under any Major Credit Facility in the United States of America and (b) not encumbered by or subject to any Lien (including, without limitation, any Lien permitted hereunder), setoff (other than (x) common law rights of setoff to the extent such cash and Cash Equivalents are subject to an intercreditor agreement as to the sharing of recoveries and setoffs in form and substance reasonably satisfactory to the Required Holders (it being acknowledged and agreed that, to the extent any cash and Cash Equivalents of the Parent Guarantor or any Subsidiary are subject to the agreements as to the sharing of recoveries and setoffs set forth in the Second Amended and Restated Intercreditor Agreement and the Parent Guarantor or such Subsidiary, each holder and the relevant depository bank are parties thereto, such cash and Cash Equivalents will not be excluded from the Unrestricted Domestic Cash Amount as a result of the existence of such setoff rights) and (y) ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person; provided, however, that notwithstanding the actual amount of the Unrestricted Domestic Cash Amount, no more than $20,000,000 of the Unrestricted Domestic Cash Amount may be deducted in the calculation of Net Indebtedness or Consolidated Total Net Debt.”

(r) Schedule B – Definition of Affiliate. The definition of “Affiliate” appearing in Schedule B of the Existing Note Purchase Agreement is hereby amended by replacing each reference to “corporation” with “Person”.

(s) Schedule B – Definition of Cash Equivalents. The definition of “Cash Equivalents” appearing in Schedule B of the Existing Note Purchase Agreement is hereby amended by (i) adding “)” immediately after “Moody’s” in clause (c) thereof, and (ii) adding a comma immediately before “industrial” in clause (d) thereof.

Exhibit A-5

(t) Schedule B – Definition of Change of Control. The definition of “Change of Control” appearing in Schedule B of the Existing Note Purchase Agreement is hereby amended by deleting “related”.

(u) Schedule B – Definition of Consolidated Net Earnings. The definition of “Consolidated Net Earnings” appearing in Schedule B of the Existing Note Purchase Agreement is hereby deleted.

(v) Schedule B – Definition of Control Event. Clause (c) of the definition of “Control Event” appearing in Schedule B of the Existing Note Purchase Agreement is hereby amended by deleting “related”.

(w) Schedule B – Definition of Material Acquisition Amount. The definition of “Material Acquisition Amount” appearing in Schedule B of the Existing Note Purchase Agreement is hereby amended by deleting “or similar threshold in any other Revolving Facility”.

(x) Schedule B – Definition of Securities or Security. The definition of “Securities” or “Security” appearing in Schedule B of the Existing Note Purchase Agreement is hereby amended by replacing “Section 2(1)” with “Section 2(a)(1)”.

Exhibit A-6

Annex 1

Noteholders

Metropolitan Life Insurance Company

Brighthouse Life Insurance Company, on Behalf of its Separate Account SA (Structured Annuity) (f/k/a MetLife Insurance Company USA, on Behalf of its Separate Account SA (Structured Annuity))

Brighthouse Life Insurance Company (f/k/a MetLife Insurance Company USA)

MetLife Europe Limited

New York Life Insurance Company

New York Life Insurance and Annuity Corporation

Voya Insurance and Annuity Company

Voya Retirement Insurance and Annuity Company

ReliaStar Life Insurance Company

ReliaStar Life Insurance Company of New York

The Prudential Insurance Company of America

Prudential Annuities Life Assurance Corporation

United of Omaha Life Insurance Company

Annex 1-1

Annex 2

GUARANTOR ACKNOWLEDGEMENT

Each of the undersigned hereby acknowledges and agrees to the terms of Amendment No. 1 to Note Purchase Agreement, dated as of May 31, 2018 (the “Amendment”), amending that certain Note Purchase Agreement, dated September 23, 2016, (the “Note Purchase Agreement”), among Woodward International Holding B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), Woodward, Inc., a Delaware corporation, and the holders of Notes party thereto. Each of the undersigned hereby confirms that the Guaranty Agreement to which the undersigned is a party remains in full force and effect after giving effect to the Amendment and continues to be the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforceability is sought by proceedings in equity or at law).

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Annex 2-1

Capitalized terms used herein but not defined are used as defined in the Note Purchase Agreement.

Dated as of May 31, 2018

WOODWARD FST, INC.

By:	/s/ Robert F. Weber, Jr.

Name:	Robert F. Weber, Jr.
Title:	Secretary and Treasurer

MPC PRODUCTS CORPORATION

By:	/s/ Robert F. Weber, Jr.

Name:	Robert F. Weber, Jr.
Title:	Chief Financial Officer, Treasurer and Vice President

WOODWARD HRT, INC.

By:	/s/ Robert F. Weber, Jr.

Name:	Robert F. Weber, Jr.
Title:	Treasurer and Vice President

Annex 2-2